UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2009

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ENERGY PARTNERS, LTD.
(Exact name of registrant as specified in its charter)

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Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400
New Orleans, Louisiana  70170
(Address of principal executive offices)(Zip Code)

(504) 569-1875
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 5, 2009, Energy Partners, Ltd. (the “Company”) was notified by the United States Department of the Interior, Minerals Management Service (the “MMS”) that an Incident of Noncompliance (“INC”) had been issued as a result of the Company’s failure to provide supplemental bonds or other security in the amount of $16.7 million that was due by February 27, 2009 to guarantee performance of the Company’s obligations to abandon wells, remove platforms and facilities, and clear the seafloor of obstructions on leases with associated lease obligations.  The INC states that the Company’s failure to correct this INC by the close of business on March 27, 2009 will result in a shut-in of the Company's outer continental shelf facilities located on and outer continental shelf wells associated with South Pass Block 27 and South Pass Block 28 that are located in federal waters.

The foregoing is qualified in its entirety by reference to the letter from the MMS and the INC, each dated as of March 4, 2009, attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and each incorporated by reference herein.

Item 9.01.                                Financial Statements and Exhibits.

Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Letter from the United States Department of the Interior, Minerals Management Service, dated March 4, 2009

99.2	Notification of Incidents of Noncompliance from the United States Department of the Interior, Minerals Management Service, dated March 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 6, 2009

ENERGY PARTNERS, LTD. By: /s/ John H. Peper John H. Peper Executive Vice President, General Counsel and Corporate Secretary